Exhibit 99.4
                             Selected Information
                      Ford Credit Auto Owner Trust 1998-A
                           through December 31, 1998
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

           Class A-1        Class A-2        Class A-3        Class A-4        Class B
           5.545%           5.60%            5.65%            5.70%            5.95%
           Asset            Asset            Asset            Asset            Asset
           Backed           Backed           Backed           Backed           Backed
           Notes            Notes            Notes            Notes            Notes
           ------------     ------------     ------------     ------------     ------------




Principal
Paid       $647,000,000.00  $130,423,075.95  $                $                $

Interest
Paid       $ 12,335,015.84  $ 23,747,978.76  $ 31,364,327.08  $ 13,727,500.00  $  3,845,104.83

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Total Servicing Fees Paid:  $ 16,371,716.16


